Exhibit 3.2

AMENDED AND RESTATED BY-LAWS
OF
UST INC.
ARTICLE I
OFFICES
The Corporation may have offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
SECTION 1.  ANNUAL MEETINGS. – Annual Meetings of stockholders shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors shall each year determine and set forth in the notice of the meeting which date shall be within thirteen months of the last annual meeting of stockholders.  At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors, and they may transact such other corporate business as may properly come before the meeting.
SECTION 2.  SPECIAL MEETINGS. – Special meetings of the stockholders for any purpose or purposes may be called by the President or the Secretary or by the Board of Directors.  Business transacted at a special meeting shall be confined to the purposes stated in the notice.
SECTION 3.  VOTING. – At any meeting of the stockholders, each holder of Common Stock shall have one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Corporation on the date, not more than sixty days nor less than ten days prior to such meeting, fixed by the Board of Directors as the record date for the purpose of determining stockholders entitled to vote.  Every proxy shall be in writing, dated and signed by the stockholder entitled to vote or his or her duly authorized attorney-in-fact.  Directors shall be elected by a plurality of the votes cast by shares entitled to vote in the election at a meeting at which a quorum is present; all other questions shall be decided by majority of votes of all votes cast on the matter at a meeting at which a quorum is present, except as otherwise provided by the General Corporation Law of the State of Delaware (the “DGCL”).
SECTION 4.  QUORUM. – Except as otherwise required by law, the presence, in person or by proxy, of stockholders holding a majority of the Common Stock entitled to vote shall constitute a quorum at all meetings of the stockholders.
If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.
SECTION 5.  NOTICE OF MEETINGS. – Written notice stating the place, date and time of the meeting shall be given to each stockholder entitled to vote thereat in any manner permitted by law, including by electronic transmission (as set forth in Section 232 of the DGCL), not less than ten nor more than sixty days before the date of the meeting, except as otherwise required by law.  Unless otherwise required by law, notice of an annual meeting need not state the purpose or purposes of the meeting, but notice of a special meeting shall state the purpose or purposes for which the meeting is called.
SECTION 6.  ACTION WITHOUT MEETING. – Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.
ARTICLE III
DIRECTORS
SECTION 1.  NUMBER AND TERM. – The number of directors who shall constitute the whole Board shall be such number as the Board of Directors shall from time to time have designated, except that in the absence of any such designation, such number shall be three.  Directors shall be elected at each annual meeting of the stockholders and each director shall be elected to serve until the next annual meeting of stockholders and until his or her successor shall be elected and qualified, except as otherwise provided herein or required by law.  Directors need not be stockholders.
SECTION 2.  RESIGNATIONS. – Any director may resign at any time by delivering written notice to the Board of Directors, the President or the Secretary.  Such resignation shall take effect when the notice is delivered unless the notice specifies a later effective date or an effective date determined upon the happening of an event or events.
SECTION 3.  VACANCIES. – If the office of any director becomes vacant, the remaining directors in office, though less than a quorum, by a majority vote may appoint any qualified person to fill such vacancy, who shall hold office until the next annual meeting of stockholders and until his successor shall be duly elected and qualified.
SECTION 4.  REMOVAL. – Any director may be removed with or without cause at anytime by the affirmative vote of a majority of all votes entitled to be cast at a meeting of the stockholders called for the purpose, and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority of all votes entitled to be cast.
SECTION 5.  MEETINGS. – The newly-elected directors may hold their first meeting, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent, in writing, of all the directors.
Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by the Board of Directors.
Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or any Vice President designated by the President, or on the written request of a majority of the Board on at least one day’s notice to each director, which may be given in any manner permitted by law, including by electronic transmission (as set forth in Section 232 of the DGCL), and shall be held at such place or places as may be determined by the directors or as shall be stated in the call of the meeting.  The Chairman of the Board shall preside over regular and special meetings of the Board of Directors.
SECTION 6.  QUORUM. – At any meeting of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business.  If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice need be given other than by announcement at the meeting so adjourned.
SECTION 7.  ACTION WITHOUT MEETING. – Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission (as set forth in Section 232 of the DGCL) and the writing or writings are filed with the minutes of the Board of Directors or with the corporate records.
SECTION 8.  CONFERENCE TELEPHONE. – At any meeting of the Board of Directors, participation of any one or more members of the Board of Directors by means of a conference telephone or similar communications equipment, allowing all persons participating in the meeting to hear each other, shall constitute presence in person at such meeting.
ARTICLE IV
OFFICERS
SECTION 1.  OFFICERS. – The officers of the Corporation include a  President, a Treasurer and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified.  In addition, the Board of Directors may elect Vice Presidents (any of whom may be designated Executive Vice President or Senior Vice President) and any other officers as it may determine.  The officers shall exercise such powers and perform such duties as generally pertain to their offices, respectively, as well as such other powers and duties as the Board of Directors may prescribe from time to time.  The officers shall be elected at the first meeting of the Board of Directors and after each annual meeting of stockholders.  More than one office may be held by the same person.

SECTION 2.  REMOVAL OF OFFICERS; VACANCIES. – Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. If any vacancy shall occur among officers of the Corporation, whether by the creation of a new office by the Board of Directors, removal or otherwise, such vacancy shall be filled by election by the Board of Directors.
SECTION 3.  OTHER OFFICERS AND AGENTS. – The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
SECTION 4.  PRESIDENT. – The President shall be the chief executive office of the Corporation and shall have general supervision, direction and control of the business and management of the Corporation.  Except as the Board of Directors shall authorize the execution thereof in some other manner, he or she shall execute bonds, mortgages and other contracts on behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it, and when so affixed the seal shall be attested by the signature by the Secretary or the Treasurer.  The President shall preside at meetings of the stockholders.
SECTION 5.  VICE PRESIDENTS. – In the absence or disability of the President, each Vice President, if any, shall, unless the Board of Directors otherwise prescribes, have all the powers and functions of the President.  Each Vice President, if any, shall perform such duties as the President or the Board of Directors shall prescribe.
SECTION 6.  TREASURER. – The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation.  He or she shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.
The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements.  He or she shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.  If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe.
SECTION 7.  SECRETARY. – The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law or by these By-Laws.  In case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President or by the Board of Directors.  The Secretary shall record all the proceedings of the meeting of the Corporation and of the directors in a book to be kept for that purpose and shall perform such other duties as may be assigned to him or her by the Board of Directors or the President.  The Secretary shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors or the President, and shall attest the same.
ARTICLE V
STOCK
SECTION 1: CERTIFICATES OF STOCK. – Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant

Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.
ARTICLE VI
INDEMNIFICATION
SECTION 1. POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION. – Subject to Section 3 of this Article VI, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

SECTION 2. POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. – Subject to Section 3 of this Article VI, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
SECTION 3. AUTHORIZATION OF INDEMNIFICATION. – Any indemnification under this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VI, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.
SECTION 4. GOOD FAITH DEFINED. – For purposes of any determination under Section 3 of this Article VI, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VI, as the case may be.
SECTION 5. INDEMNIFICATION BY A COURT. – Notwithstanding any contrary determination in the specific case under Section 3 of this Article VI, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VI. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article VI, as the case may be. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application.
SECTION 6. EXPENSES PAYABLE IN ADVANCE. – Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI.
SECTION 7. NON-EXCLUSIVITY AND SURVIVAL OF INDEMNIFICATION. – The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction

(howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VI shall be made to the fullest extent permitted by law. The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article VI but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.
SECTION 8. INSURANCE. – The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against liability under the provisions of this Article VI.
SECTION 9. MEANING OF “CORPORATION” FOR PURPOSES OF ARTICLE VI. – For purposes of this Article VI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.
SECTION 10. CONTINUATION OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. – The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.
ARTICLE VII
NOTICES
Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mail, postage paid, or by sending such notice by electronic transmission (as set forth in Section 232 of the DGCL). Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mail or by electronic transmission (as set forth in Section 232 of the DGCL), shall be the time of the giving of the notice.
ARTICLE VIII
MISCELLANEOUS
SECTION 1.  CONTRACTS. – The President, any Vice President, the Treasurer and such other persons as the Board of Directors may authorize shall have the power to execute any contract or other instrument on behalf of the Corporation; no other officer, agent or employee shall, unless otherwise in these By-Laws provided, have any power or authority to bind the Corporation by any contract or acknowledgment, or pledge its credit or render it liable pecuniarily for any purpose or to any amount.
SECTION 2. –VOTING OF STOCK HELD. – Unless otherwise directed by the Board of Directors, the President, any Vice President or the Secretary may from time to time appoint an attorney or attorneys or agent or agents of the Corporation to cast the votes that the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose stock or securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by any other such corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation such written proxies, consents, waivers or other instruments as such officer may deem necessary or proper in the premises; or the President, any Vice President or the Secretary may attend any meeting of the holders of stock or other securities of such other corporation and thereat vote or exercise any and all powers of the Corporation as the holder of such stock or other securities of such other corporation.
SECTION 3. – DIVIDENDS. – Subject to the provisions of the DGCL, the Board of Directors may authorize, and the Corporation may make, distributions to its stockholders.
SECTION 4. – FISCAL YEAR. – The fiscal year of the Corporation may be determined by resolution of the Board of Directors and, if not otherwise determined, shall be the calendar year.

SECTION 5. – FACSIMILE SIGNATURES. – In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.
ARTICLE IX
AMENDMENTS
These By-Laws may be amended or repealed, and By-Laws may be made, at any annual meeting of the stockholders (or at any special meeting of stockholders, if notice of the proposed amendment or repeal or By-Law or By-Laws to be made is contained in the notice of such special meeting), or by the Board of Directors.

January 6, 2009